Exhibit 10.12

Apptio, Inc.

CANADIAN ADDENDUM TO STOCK OPTION AGREEMENT

(Relating to the 2007 Stock Plan)

1.	Purpose

The purpose of this Canadian Addendum to the Stock Option Agreement between the undersigned Employee, a resident of Canada, and Apptio, Inc. (hereinafter referred to as the “Employer”) is to clarify and confirm that the securities granted to the undersigned Employee by the Employer pursuant to the Stock Option Agreement (hereinafter referred to as the “SOA”) comply with Canadian securities regulations.

2.	Prospectus and Registration Exemptions

Both the Employee and Employer hereby confirm that an employee / employer relationship exists with respect to their relationship and, accordingly, the securities granted pursuant to the SOA are subject to, inter alia, the prospectus and registration exemptions as set forth in National Instrument 45-106 Prospectus and Registration Exemptions.

3.	Non-transferability of Securities

The options granted to the Employee by the Employer pursuant to the SOA (and all related securities) may not, in any circumstances, be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than in compliance with the SOA, the related Stock Option Plan and in accordance with applicable law. In the event of transfer by will or the laws of decent, the terms of the SOA shall be binding upon the executors, administrators, heirs, successors and assigns of Employee.

4.	Taxation of Securities

The Employee (or the Employee’s estate as the case may be) shall be accountable for any income tax that is chargeable on any assessable income deriving from grant, exercise or other dealing in any options granted pursuant to the SOA (or any related securities).

Dated as of the      day of             , 20    .

EMPLOYEE	APPTIO, INC.

Signature	By:

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